UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 10, 2007 (May 8, 2007)

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On May 8, 2007, Chesapeake Energy Corporation issued a press release announcing its new corporate logo. The press release is attached hereto as Exhibit 99.1.

On May 8, 2007, the Company announced that it intends to offer $1 billion of a new issue of contingent convertible senior notes due 2037. Chesapeake intends to use the net proceeds from the offering to repay outstanding indebtedness under its revolving credit facility. The press release is attached hereto as Exhibit 99.2.

On May 10, 2007, the Company announced pricing of a new issue of contingent convertible senior notes due 2037. The press release is attached hereto as Exhibit 99.3.

Section 9 – Financial Statements and Exhibits
Item 9.01 Final Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Document Description

99.1	Chesapeake Energy Corporation Press Release dated May 8, 2007 announcing a new company logo.

99.2	Chesapeake Energy Corporation Press Release dated May 8, 2007 announcing offering of Senior Notes.

99.3	Chesapeake Energy Corporation Press Release dated May 10, 2007 announcing pricing of Senior Notes

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION
By:	/s/ JENNIFER M. GRIGSBY
Jennifer M. Grigsby Senior Vice President, Treasurer and Corporate Secretary

Date:	May 10, 2007

EXHIBIT INDEX
Exhibit No.	Document Description

99.1	Chesapeake Energy Corporation Press Release dated May 8, 2007 announcing a new company logo.

99.2	Chesapeake Energy Corporation Press Release dated May 8, 2007 announcing offering of Senior Notes.

99.3	Chesapeake Energy Corporation Press Release dated May 10, 2007 announcing pricing of Senior Notes

4